Exhibit 99.1

GS CAPITAL PARTNERS VI FUND, L.P AND P2 CAPITAL PARTNERS, LLC COMPLETE
ACQUISITION OF INTERLINE BRANDS, INC.

New York, NY — September 7, 2012 — Interline Brands, Inc. (NYSE: IBI) (the “Company” or “Interline”) today announced the completion of its acquisition by affiliates of Goldman Sachs Capital Partners (“GS Capital Partners”) and P2 Capital Partners, LLC (“P2 Capital Partners” or “P2”).

The transaction was originally announced on May 29, 2012, and was approved by the Company’s stockholders at a special meeting of the stockholders held on August 29, 2012. Under the terms of the Merger Agreement, the Company’s stockholders will receive $25.50 per share in cash.

“We are excited to begin this new chapter with partners that have a shared vision of our value creation opportunities and the actions needed to realize them,” said Michael J. Grebe, Interline’s Chairman and Chief Executive Officer. “Interline employees remain committed to delivering outstanding value and satisfaction to our customers through our market-leading brands and world-class distribution network.”

The Company’s common stock will be delisted from the New York Stock Exchange. Interline will maintain its corporate headquarters in Jacksonville, Florida, as well as its national distribution and sales network.

Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal advisor to the Company.  Barclays Capital Inc. acted as financial advisor to the Company.  Fried, Frank, Harris, Shriver & Jacobson LLP and Debevoise & Plimpton LLP acted as legal advisors to GS Capital Partners and P2 Capital Partners, respectively.  Goldman Sachs acted as financial advisor to GS Capital Partners and P2 Capital Partners.

About Interline

Interline is a leading distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides broad-line maintenance, repair and operations (MRO) products to a diversified customer base of facilities maintenance professionals, professional contractors, and specialty distributors primarily throughout North America, Central America and the Caribbean. For more information, visit the Company’s website at http://www.interlinebrands.com.

About GS Capital Partners

Since 1986, the Goldman Sachs Merchant Banking Division and its predecessor business areas have raised 16 private equity and principal debt investment funds aggregating over $82 billion of capital (including leverage).  A global leader in private corporate equity investing, the GS Capital Partners family of funds focuses on large, high quality companies with strong management and funding acquisition or expansion across a range of industries and geographies.  Founded in 1869, Goldman Sachs is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals.  For more information, please visit www.gs.com/pia.

About P2 Capital Partners, LLC

P2 Capital Partners, LLC is a New York-based investment firm that applies a private equity approach to investing in the public market. P2 manages a concentrated portfolio of significant ownership stakes in high quality public companies in which it is an active shareholder focused on creating long-term value in partnership with management. The firm will also lead private equity transactions within its public portfolio. P2’s limited partners include leading public pension funds, corporate pension funds, endowments, foundations, insurance companies, and high net worth investors.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Parent, Merger Sub and the Company, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of the Company’s stockholders to approve the transaction. Additional factors that may affect future results are contained in each company’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

CONTACTS:

Interline

Lev Cela
Phone: 904-421-1441

GS Capital Partners

Andrea Raphael
Phone: 212-902-5400

P2 Capital Partners
Josh Paulson
Phone: 212-508-5507